EXHIBIT 99.1

                              TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT (the "Termination Agreement") is entered into and made effective this 23rd day of December, 2004, by and between PRODUCTIVITY TECHNOLOGIES CORPORATION ("the Company") and CORNELL CAPITAL PARTNERS, LP ("Cornell").

     WHEREAS, on June 21, 2004, the Company and Cornell entered into that certain Standby Equity Distribution Agreement, as well as the related Registration Rights Agreement, Placement Agent Agreement and Escrow Agreement of even date therewith (together with the Standby Equity Distribution Agreement, the "Transaction Documents"); and

     WHEREAS, the parties hereto now desire to terminate the Transaction Documents.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto hereby terminate and cancel the Transaction Documents as of the date hereof and none of the parties to the Transaction Documents shall have any further rights or obligations arising from or relating to the Transaction Documents.

     IN WITNESS WHEREOF, the undersigned parties have entered into this Termination Agreement on this 23rd day of December 2004.

                               PRODUCTIVITY TECHNOLOGIES CORPORATION

                               By: /s/ Jesse A. Levine
                                  ---------------------------------
                               Name     Jesse A. Levine
                               Title:   CFO


                               CORNELL CAPITAL PARTNERS, LP

                               By:      Yorkville Advisors, LLC
                               Its:     General Partner

                                        By: /s/ Mark Angelo
                                           ---------------------
                                        Name     Mark Angelo
                                        Title:   Managing Member


                               SOLELY WITH RESPECT TO THE PLACEMENT AGENT
                               AGREEMENT:

                               NEWBRIDGE SECURITIES CORPORATION

                               By: /s/ Guy Amico
                                  ---------------------------------
                               Name     Guy Amico
                               Title:   President